Exhibit 32.2
Certification Of Periodic Financial Report Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
      In connection with the Quarterly Report on Form 10-Q for the second quarter ended June 30, 2005 of Danielson Holding Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Craig D. Abolt, as Chief Financial Officer of Danielson, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Danielson; and
      This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Danielson for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
      A signed original of this written statement has been provided to Danielson and will be retained by Danielson and furnished to the Securities and Exchange Commission or its staff upon request.

/s/

Craig D. Abolt,
Chief Financial Officer
Date: August 8, 2005